EXHIBIT 10-A-3

HARTMARX CORPORATION

RESTRICTED STOCK AWARD

GRANTED PURSUANT TO THE

2003 INCENTIVE STOCK PLAN

Section 1. Award Date. This Restricted Stock Award (the “Award”) is granted                  (the “Award Date”), pursuant and subject to all of the terms and conditions of the 2003 Incentive Stock Plan (the “Plan”) of Hartmarx Corporation (the “Company”).

Section 2. Award Grant. The Company hereby grants to Name of Grantee (the “Grantee”) a total of Number of Shares (Number) shares (the “Awarded Shares”) of Company Common Stock (the “Common Stock”) upon the terms and conditions and subject to forfeiture and other restrictions as hereinafter provided. This Award does not confer on Grantee any rights as a Company stockholder except as to unforfeited Awarded Shares issued pursuant hereto.

Section 3. Vesting; Restrictions. None of the Awarded Shares shall be vested or transferable unless and until Grantee’s unbroken period in the employ of the Company or a subsidiary (the “Employment Period”) continues to and including the first to occur of the following events (the “Vesting Date”):

(a)                 ; or

(b) the closing price of a share of Common Stock on the New York Stock Exchange — Composite Transactions, or other principal market quotation, exceeds [Vesting Condition] for thirty consecutive calendar days; or

(c) Grantee’s retirement from employment with the Company or a subsidiary at or after attaining age 65; or

(d) with the consent of the Committee.

At that time, all Awarded Shares shall become vested in and transferable by Grantee free and clear of all restrictions and risks of forfeiture. In the event of termination of Grantee’s Employment Period prior to the Vesting Date, except as otherwise provided in Section 5 below, Awarded Shares not then vested in and transferable by Grantee shall be forfeited. Absence on approved leave shall not be considered a termination or break in service of Grantee’s Employment Period.

Notwithstanding the foregoing, unrestricted ownership rights in all Awarded Shares hereunder shall be vested in Grantee free and clear of all restrictions and risks of forfeiture whatsoever upon a Change in Control during Grantee’s Employment Period.

Section 4. Definitions. (a) A “Change in Control” shall be deemed to have occurred if:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a merger or consolidation which would result in the record holders of the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) in substantially the same proportions as their ownership immediately prior to such merger or consolidation at least 75% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; provided that this exclusion shall only apply to the percentage obtained by merger or consolidation and shall cease to apply in the event additional securities are purchased in another transaction; or

(ii) during any period of two consecutive years (not including any period prior to the date of the Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Company (the “Board”) (together with any new directors whose election by the Board or whose nomination for election by the shareholders of the Company was approved by a vote of at least 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved unless the initial assumption of office of such subsequently-elected or appointed director was in connection with (i) an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more members of the Board, (ii) a “tender offer” (as such term is used in Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (iii) a proposed merger or consolidation of the Company, or (iv) a request, nomination or suggestion of any one or more Beneficial Owners of voting securities of the Company representing 20% or more of the aggregate voting power of the voting securities of the Company or the surviving corporation, as applicable) cease for any reason to constitute at least 66 2/3% of the Board then in office; or

(iii) there is consummated a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) with any other corporation, other than a merger or consolidation which would result in the record holders of the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) in substantially the same proportions as their ownership immediately prior to such merger or consolidation at least 75% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Provided, however, no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the combined voting power of the Company’s outstanding securities immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(b) The term “Person” means any person (as defined in Section 3(a)(9) of the Exchange Act, as such term is modified in Sections 13(d) and 14(d) of the Exchange Act) other than (i) any employee plan established by the Company, (ii) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act) prior to the transaction resulting in the Change in Control, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company.

(c) The term “Beneficial Owner” means beneficial owner as defined in Rule 13d-3 promulgated under the Exchange Act.

(d) The term “Board” means the Board of Directors of the Company.

(e) The term “Committee” means the Compensation and Stock Option Committee of the Board, or successor thereto, as determined by the Board.

Section 5. Death; Total Disability. In the event Grantee’s Employment Period terminates by reason of Grantee’s death or Total Disability, all Awarded Shares shall thereupon vest and be transferable. Grantee’s disability shall be deemed to be a “Total Disability” if Grantee is prevented by bodily injury, illness or disease from performing each and every duty of any occupation for which Grantee is reasonably fitted by training, education or experience and such disability is reasonably expected to last for a continuous period of 24 months (with the existence of such disability evidenced by such medical certification as the Company may require).

Section 6. Issuance Procedure. Issuance of any shares pursuant hereto shall be limited to the extent necessary to comply with all applicable laws and regulations and applicable requirements of any securities exchange or similar entity. The Company, at its option, may either include an appropriate legend on certificates representing such Awarded Shares or postpone delivery of such certificates until such restrictions are no longer applicable. If it is determined that any agreement from Grantee is appropriate in order to comply with any registration, listing or other legal requirement applicable to the Company, Grantee will be required to deliver such agreement prior to the delivery or subsequent transfer of any shares issued hereunder.

Section 7. Tax Withholding. To the extent that receipt of Awarded Shares or the lapse of any restrictions on such Awarded Shares results in income to Grantee for Federal or State income tax purposes, Grantee shall deliver to the Company on the Vesting Date the amount of any Federal and State withholding taxes as may be required for the Company to meet its minimum statutory withholding obligations under applicable tax laws and regulations as determined by the Company, and if Grantee fails to do so, the Company shall have the right to withhold such whole number of Awarded Shares as shall, when multiplied by the fair market value of a share of Common Stock on the Vesting Date, be sufficient for such purpose.

Section 8. Transferability. This Award is not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order.

Section 9. Rights of Grantee. Nothing herein contained shall confer on Grantee any right with respect to continued employment by the Company or a subsidiary, or interfere with the right of the Company or such subsidiary to terminate the employment of Grantee at any time or, except as to shares actually issued, confer any rights as a Company stockholder upon Grantee. Rights of grantees are governed by the Plan, under which the Committee may make adjustments necessary to reflect changes made in the Company’s Common Stock.

HARTMARX CORPORATION

By
Secretary

4